Exhibit 10.1.3.

THIRD AMENDMENT

TO

LEASE AGREEMENT

AND

REAFFIRMATION OF GUARANTY

By and Among

The Indiana Port Commission,

Aventine Renewable Energy-Mt Vernon, LLC

And

Aventine Renewable Energy Holdings, Inc.

THIRD AMENDMENT TO LEASE AGREEMENT
AND REAFFIRMATION OF GUARANTY

THIS THIRD AMENDMENT TO LEASE AGREEMENT AND REAFFIRMATION OF GUARANTY ("Third Amendment") is made and entered into this          day of               , 2007 among the INDIANA PORT COMMISSION, a body corporate and politic existing under the laws of the State of Indiana (the "Commission"), AVENTINE RENEWABLE ENERGY-MT VERNON, LLC a Delaware Limited Liability Company ("Lessee", and together the "Parties") and AVENTINE RENEWABLE ENERGY HOLDINGS, INC. ("Guarantor").

RECITALS:

                                                A.                                   The Commission is charged with the management and operation of the Ports of Indiana, including the Port of Indiana-Mount Vernon, in Posey County, Indiana (the "Port").

                                                B.                                     The Parties entered into a certain Lease Agreement dated October 31st, 2006 wherein the Commission did lease to Lessee a tract of real estate consisting of approximately 116 acres, more or less, located at the Port to be used and occupied by Lessee only for the operation of a 200 million gallon ethanol production facility, including the production, storage and shipment (by truck, railroad, barge, pipeline and other means of transportation) of ethanol and ethanol related product and by products, and for related offices, storage tanks, storage facilities and other facilities incidental to such activity (the "Original Lease Agreement").

                                                C.                                     Lessee and the staff of the Commission each had substantial participation in the preparation of the Lease, which was executed by the Office of the Attorney General and the Office of the Governor on January 19, 2007 and January 24, 2007 respectively.

                                                D.                                    The Parties entered into a certain First Amendment to Lease Agreement and Reaffirmation of Guaranty dated June 14th, 2007 and a Second Amendment to Lease Agreement and Reaffirmation of Guaranty dated October 18th, 2007, collectively with the Original Lease Agreement referred to as the "Lease".

                                                E.                                      The Lease provides that Lessee shall construct a facility that will produce 220 million gallons of denatured ethanol which equals 721,600 tons of ethanol and 685,053 tons of Distillers Dried Grain (DDG) annually ("the Project").

                                                F.                                      The Lease provides that the Project will be constructed in two Phases, (110 million gallons each) and established certain substantial completion dates, production dates, and Minimum Guaranteed Wharfage quantities, for each phase.

                                                G.                                     Lessee advised the Commission on October 25, 2007 of certain current Adverse Economic Conditions (as defined below) which adversely impact the January 1, 2010 substantial completion and production date of Phase II as stated in Section 4.01 (b)(ii) of the  Lease. Said Adverse Economic Conditions are the basis for Aventine's request for this Third Amendment and the deferral of the completion and production date for Phase II as presently stated in the Lease.

                                                H.                                    Notwithstanding the deferral of the completion and production date granted herein, Lessee reaffirms its obligations under the Lease to build a 220 million gallon facility pursuant to the terms of the Lease, as hereafter amended.

                                                I.                                         Guarantor is joining in the execution of this Third Amendment solely for purposes of consenting to all provisions of this Amendment and ratifying, confirming and reaffirming its obligations under that certain Lease Guaranty dated as of October 31, 2006 (the "Lease Guaranty").

                                                J.                                        The Lessee, the Commission and Guarantor have each had substantial participation in the preparation of this Third Amendment which shall become effective upon execution by the Parties.

                                                K.                                    At a properly convened public meeting, the Commission has duly approved the execution and delivery of this Third Amendment by its duly authorized officers.

                        NOW, THEREFORE, in consideration of the foregoing premises, the mutual undertakings hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Commission, Lessee and Guarantor (solely for purposes of its agreement to the provisions of Paragraph 9 below) hereby agree as follows:

                                                1.                                       Immediately following the signature page of this Amendment is the Addendum of State required contract provisions previously executed by the Parties.  The Parties reaffirm the covenants and affirmations contained in said Addendum and incorporate the same into this Third Amendment.

                                                2.                                       Section 4.01 (b) of the Lease shall be deleted in its entirety and replaced by the following:

(b)                               Lessee commenced construction of Phase One of the Project on or before September 24, 2007 (the "Construction Date").  For purposes hereof, "Commence Construction" means the presence of contractors on the Leased Premises performing excavation work beyond clearing of the site after Lessee has obtained all required building permits.  Lessee shall cause substantial completion of Phase One of the Project with a capacity of 110 million gallons of ethanol and the commencement of production of ethanol from Phase One (other than for the purposes of testing operations) to occur on or before March 1, 2009.

                                                3.                                       Section 4.01(c) of the Lease shall be deleted in its entirety and replaced by the following:

(c)                                  Lessee shall cause substantial completion of Phase Two of the Project with a capacity of an additional 110 million gallons of ethanol and the commencement of production of ethanol from Phase Two (other than for the purposes of testing operations) to occur on or before January 1, 2011.  Provided, however, and conditioned upon there not being an Event of Default by Lessee existing at the time Lessee provides the respective notice set forth below, Lessee shall have the option to extend said date for two (2) consecutive one (1) year periods (each, an "Extension Option") by giving written notice to the Commission that the Adverse Economic Conditions continue on the date of such notice. Written notice of Lessee's exercise of each Extension Option shall be given to the Commission on or before July 20, 2010 to exercise the first Extension Option and July 20, 2011 to exercise the second Extension Option.  The determination of whether Adverse Economic Conditions continue to exist on the date of such notice shall be based on the public filings made by Aventine Renewable Energy Holdings, Inc. ("AREH") with the Securities and Exchange Commission ("SEC") for the two (2) calendar quarters (i.e. a calendar quarter being the period of January through March, April through June, July through September and October through December of each calendar year) immediately preceding the date of such notice.  For example, if Lessee provides a notice on July 20, 2010 to exercise the first Extension Option, the existence of Adverse Economic Conditions will be determined from AREH's filings with the SEC from the first and second calendar quarters of 2010.

"Adverse Economic Conditions" Adverse Economic Conditions exist when Gross Profit is less than $.30 per gallon, and such conditions exist for two consecutive calendar quarters.

Definitions:

"Gross Profit":  Gross Profit is profit (excluding depreciation and inventory change) from AREH's and its subsidiaries' production business; which is determined by the Commodity Spread less Conversion Cost less Freight.

"Commodity Spread":  Commodity Spread is the price of ethanol less Net Cost of Corn.

"Net Cost of Corn":  Net Cost of Corn is the price of corn used to produce a gallon of ethanol less the revenue from the co-products and by-products in the production of ethanol.

"Conversion Cost:  Conversion Cost is the cost of production (natural gas, enzymes, some labor, maintenance, etc.)

"Freight":  Freight is the cost to get ethanol and the co-products to market.

"Favorable Economic Conditions" Favorable Economic Conditions exist when Gross Profit is $.30 per gallon, or more, and such conditions exist for two consecutive calendar quarters, or fewer if determined by Lessee.

Using the information contained in Exhibit A, the calculation is as follows:

Commodity Spread – Conversion Cost - Freight = Gross Profit

$1.09* - $0.63** - $0.19*** = $.27

*                                         obtained from page 10 "Commodity Spread" 9/30/07 and note (3)

**                                   obtained from page 10 "Conversion cost per gallon produced"

***                            obtained from page 10 "Freight/distribution cost per gallon sold" and note (4)

During an Extension Option (if exercised) and any deferral/extension period as provided below, Lessee shall provide quarterly documentation, satisfactory to the Commission, substantiating the Adverse or Favorable Economic Conditions.  As a minimum Lessee shall provide, by way of example, documentation equivalent to the news release entitled Aventine Reports Third Quarter Results, which is attached hereto and made a part hereof and marked as Exhibit A.  For the avoidance of doubt, if AREH publicly files with the SEC for any calendar quarter information of its Gross Profit equivalent to the information on Gross Profit set forth in such news release attached hereto as Exhibit A, such publicly filed information shall be considered documentation satisfactory to the Commission substantiating the Adverse or Favorable Economic Conditions.  In addition,  the Commission retains the right to receive annual audited financial statements, and quarterly financial statements reviewed by AREH's auditors, to verify the documentation provided.

If prior to the substantial completion date for Phase Two of the Project (whether such date is January 1, 2011, January 1, 2012 or January 1, 2013, as applicable, as established above) Favorable Economic Conditions exist, but Lessee will be unable to meet such substantial completion date, or if as of July 15, 2012 Adverse Economic Conditions continue to exist and Lessee has timely exercised the prior two Extension Options, provided and conditioned upon there not being an Event of Default by Lessee existing at the time Lessee requests in writing (as set forth below) a deferral of the substantial completion date, the parties agree to negotiate in good faith a third and final extension of the substantial completion date and the related production date which shall be the shortest possible time to complete construction of Phase Two of the Project, but said third extension shall extend the substantial completion and production date to no later than January 1, 2015.  Lessee shall request such extension in writing by providing written notice to the Commission on or before July 31, 2012.

4.                                     Section 3.04(b) of the Lease shall be deleted in its entirety and replaced by the following:

(b)               The Minimum Guaranteed Wharfage shall be phased in pursuant to the following schedule:

The Project shall have a two-phased production build out. Phase One equals 110 million gallon annual capacity; Phase Two equals 110 million gallon annual capacity; for a total Project annual capacity of 220 million gallons of ethanol. The Phase One 110 million-gallon annual production of ethanol shall begin (other than for purposes of testing operations) on or before March 1, 2009. The Phase Two production shall commence (other than for purposes of testing operations) on or before the date specified in Section 4.01(c) for substantial completion of Phase Two of the Project, as extended, but no later than January 1, 2013, unless such date is deferred as provided in Section 4.01(c).

The Phase One Minimum Guaranteed Wharfage is 88 million gallons of ethanol per year and the tons of DDG's generated from the production of 88 million gallons of Ethanol, and payments shall be based on such Minimum Guaranteed Wharfage commencing on the earlier of (i) the start of ethanol production (other than for purposes of testing operations) in Phase One or (ii) December 1, 2008. The Phase Two Minimum Guaranteed Wharfage is on an additional 88 million gallons of ethanol per year, and the tons of DDG's generated from the production of an additional 88 million gallons of Ethanol, and payments shall be based on such additional Minimum Guaranteed Wharfage commencing on January 1, 2010.  Payments based on such Minimum Guaranteed Wharfage for Phase Two shall be due and payable commencing January 1, 2010, regardless of Lessee exercising one or both of the Extension Options or the parties mutually agreeing to any other deferral or extension of the substantial completion date for Phase Two.  For purposes of the foregoing, the following conversion formula shall apply:

Conversion formula:

Ethanol:  Gallons x 6.56lbs/gallon denatured ethanol divided by 2000lbs/ton = tons of ethanol.

DDG's:  Gallons divided by 2.81 gallon ethanol/bushel corn yield x 17.5lbs DDG's/bushel corn divided by 2000lbs/ton = tons of DDG's

Specifically:

220,000,000 gallons of Ethanol = 721,600 tons of Ethanol & 685,053 tons of  DDG's

110,000,000 gallons of Ethanol = 360,800 tons of Ethanol & 342,527 tons of DDG's.

88,000,000 gallons of Ethanol = 288,640 tons of Ethanol & 274,021 tons of DDG's.

176,000,000 gallons of Ethanol = 577,280 tons of Ethanol & 548,043 tons of DDG's

5.                                     Section 3.04(e) of the Lease shall be deleted in its entirety and replaced by the following:

"(e)                            In the event the first or last Lease Year under this Lease does not commence on January 1, or end on December 31, the Minimum Guaranteed Wharfage Tonnage shall be prorated. For purposes of this Section 3.04(e), a

"Lease Year" (x) with respect to Phase One, commences on the earlier of (i) the start of ethanol production (other than for purposes of testing operations) in Phase One or (ii) December 1, 2008, and (y) with respect to Phase Two, commences on January 1, 2010. Any amount of wharfage paid by Lessee over and above the Minimum Guaranteed Wharfage for a calendar year shall not be credited against the Minimum Guaranteed Wharfage for any prior or succeeding calendar years.

6.                                       A new Section 4.01(d) of the Lease is hereby added as follows:

"(d)                           Lessee agrees to prosecute with due diligence all of Lessee's Work."

7.                                     Section 13.05(ii) of the Lease shall be deleted in its entirety and replaced by the following:

"(ii) Failure to meet the construction/operation time frames set forth in Sections 4.01(b) and 4.01(c) hereof."

8.                                     In consideration of the Commission's agreements set forth herein, Lessee hereby waives, to the extent applicable, all rights to claim a force majeure delay for any matter occurring prior to the date hereof.

9.                                     Guarantor hereby consents to the amendments to the Lease made by this Third Amendment and agrees that such amendments shall not affect, impair, discharge, relieve or release Guarantor of its obligations under the terms of the Lease Guaranty, and that such Lease Guaranty shall be deemed to reference the Lease as amended hereby.  Guarantor hereby ratifies, confirms and reaffirms in all respects, the Lease Guaranty, and agrees that said Lease Guaranty shall continue in full force and effect.

10.                               Commission and Lessee agree that the above and foregoing Recitals are true, correct and complete and are hereby incorporated and made a part of this Third Amendment as if completely and fully set forth herein.  The terms used in this Third Amendment shall have the definitions set forth in the Lease as previously amended, except that any internal references in the Lease to the word "Lease" shall mean the Lease, as hereby amended, wherever therein the context so requires in order to give meaning to this Third Amendment.

11.                               Lessee and the Commission hereby affirm, reaffirm and confirm that as of the date hereof the Lease is in full force and effect, that the Lease has not been modified or amended (except as provided in this Amendment) and that all of the Commission's and Lessee's obligations accrued to date have been performed.  Lessee and Commission hereby agree that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of the Commission or Lessee under the Lease, as amended by this Amendment.  Each of Lessee and the Commission hereby ratify the provisions of the Lease on behalf of themselves and their respective successors and assigns and agree to attorn and be bound to each other and their respective successors and assigns as to all of the terms, covenants and conditions of the Lease, as amended hereby.  This Third Amendment shall be incorporated into and made a part of the Lease and all provisions thereof not expressly modified or amended hereby shall remain in full force and effect.  Nothing contained in this Third

Amendment (except, as applicable, for the specific amendments to the Lease set forth in this Third Amendment) shall release or relieve Lessee or Commission from their respective obligations or liabilities under the Lease accruing prior to the date hereof.

12.                               Except as expressly amended and modified by this Third Amendment, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same.  This Third Amendment, together with the Lease, is the complete understanding between the parties and supersedes all other prior agreements and representations concerning its subject matter.  To the extent of any inconsistency between the Lease and this Third Amendment, the terms of this Third Amendment shall control.

[ Signature Page Follows ]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day, and month and year first above-written.

INDIANA PORT COMMISSION
"PORTS OF INDIANA" "POI"

ATTEST:

By:	/s/ Jay K. Potesta	By:	/s/ Ken Kaczmarek
	Secretary-Treasurer	Chairman

Aventine Renewable Energy Mt. Vernon, LLC

ATTEST:
/s/ Lynn Landman	/s/ Ronald H. Miller

(Signature)	(Signature)

Ronald H. Miller
Lynn K. Landman, VP-General Counsel	President & CEO
(Printed name and title)	(Printed name and title)

Aventine Renewable Energy Holdings, INC.
ATTEST:

/s/ Lynn Landman	/s/ Ronald H. Miller

(Signature)	(Signature)

Ronald H. Miller
Lynn K. Landman, VP-General Counsel	President & CEO
(Printed name and title)	(Printed name and title)

Approved as to form and legality
This 4th day of January, 2008

APPROVED
/s/ Elizabeth A. Brown	DATE: 1-26-08
For Steve Carter
Attorney General of Indiana	/s/ Mark Massa
For The Honorable Mitchell Daniels
Governor of Indiana

This instrument was prepared by David W. Haniford, General Counsel Indiana Port POI (Atty#7438-79) 150 W. Market St., Ste 100, Indianapolis, IN  46204 (317) 232-9204;

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.  David W. Haniford, Attorney at Law

EXHIBIT E

(IPC3.21.06)

ADDENDUM

This Addendum is entered into by and between the Indiana Port Commission (the “State”) and Aventine Renewable Energy-Mt Vernon, LLC (the “Contractor”), and collectively known as the “Parties”. The purpose of this Addendum is to modify, delete, or amend certain terms and conditions set forth in the attached Lease Agreement (“Agreement”). This Addendum and the Agreement are incorporated into each other and, when read together, shall constitute one integrated document. Any inconsistency, conflict, or ambiguity between this Addendum and the Agreement shall be resolved by giving precedence and effect to this Addendum.

1.                                      Authority to Bind Contractor

The signatory for the Contractor represents that he/she has been duly authorized to execute this Contract on behalf of the Contractor and has obtained all necessary or applicable approvals to make this Contract fully binding upon the Contractor when his/her signature is affixed, and certifies that this Contract is not subject to further acceptance by Contractor when accepted by the State of Indiana.

2.                                      Compliance with Laws.

A.                                   The Contractor shall comply with all applicable federal, state and local laws, rules, regulations and ordinances, and all provisions required thereby to be included herein are hereby incorporated by reference. The enactment of any state or federal statute or the promulgation of rules or regulations thereunder after execution of this Contract shall be reviewed by the State and the Contractor to determine whether the provisions of this Contract require formal modification.

B.                                   The Contractor and its agents shall abide by all ethical requirements that apply to persons who have a business relationship with the State, as set forth in Indiana Code § 4-2-6 et seq., the regulations promulgated thereunder, and Executive Order 04-08, dated April 27, 2004. If the contractor is not familiar with these ethical requirements, the contractor should refer any questions to the Indiana State Ethics Commission, or visit the Indiana State Ethics Commission website at http://www.in.gov/ethics/. If the Contractor or its agents violate any applicable ethical standards, the State may, in its sole discretion, terminate this Contract subject to the notice and cure provisions of Sections 11.0l(i) and 7.02 of the Agreement. In addition, the Contractor may be subject to penalties under Indiana Code § 4-2-6-12.

C.                                   The Contractor certifies by entering into this Contract, that neither it nor its principal(s) is presently in arrears in payment of its taxes, permit fees or other statutory, regulatory or judicially required payments to the State of Indiana. Further, the Contractor agrees that any payments in arrears and currently due to the State of Indiana may be withheld from payments due to the Contractor. Additionally, further work or payments may be withheld, delayed, or denied and/or this Contract suspended until the Contractor is current in its payments and has submitted proof of such payment to the State.

D.                                  The Contractor warrants that it has no current or pending or outstanding criminal, civil, or enforcement actions initiated by the State of Indiana pending, and agrees that it will immediately notify the State of any such actions. During the term of such actions, Contractor agrees that the State may delay, withhold, or deny work under any Supplement or contractual device issued pursuant to this Contract and any supplements or amendments.

E.                                    If a valid dispute exists as to the Contractor’s liability or guilt in any action initiated by the State of Indiana or its agencies, and the State decides to delay, withhold, or deny work to the Contractor, the Contractor may request that it be allowed to continue, or receive work, without delay. The Contractor must submit, in writing, a request for review to the Indiana Department of Administration (IDOA) following the procedures for disputes outlined herein. A determination by IDOA shall be binding on the parties.

F.                                    Any payments that the State may delay, withhold, deny, or apply under this section shall not be subject to penalty or interest under IC 5-17-5.

G.                                   The Contractor warrants that the Contractor and its subcontractors, if any, shall obtain and maintain all required permits, licenses, and approvals, as well as comply with all health, safety, and environmental statutes, rules, or regulations in the performance of work activities for the State. Failure to do so may be deemed is a material breach of this Contract and grounds for termination of the Agreement and denial of further work with the State, subject to the notice and cure provisions of Sections 11.01(i) and 7.02 of the Agreement.

H.                                  The Contractor hereby affirms that it is properly registered and owes no outstanding reports with the Indiana Secretary of State.

I.                                       As required by IC 5-22-3-7:

(1)                            the Contractor and any principals of the Contractor certify that (A) the Contractor, except for de minimis and nonsystematic violations, has not violated the terms of (i) IC 24-4.7 [Telephone Solicitation Of Consumers], (ii) IC 24-5-12 [Telephone Solicitations], or (iii) IC 24-5-14 [Regulation of Automatic Dialing Machines] in the previous three hundred sixty-five (365) days, even if IC 24-4.7 is preempted by federal law; and (B) the Contractor will not violate the terms of IC 24-4.7 for the duration of the Contract, even if IC 24-4.7 is preempted by federal law.

(2)                            The Contractor and any principals of the Contractor certify that an affiliate or principal of the Contractor and any agent acting on behalf of the Contractor or on behalf of an affiliate or principal of the Contractor: (A) except for de minimis and nonsystematic violations, has not violated the terms of IC 24-4.7 in the previous three hundred sixty-five (365) days, even if IC 24-4.7 is preempted by federal law; and (B) will not violate the terms of IC 24-4.7 for the duration of the Contract, even if IC 24-4.7 is preempted by federal law.

3.                                      Conflict of Interest.

A.                              As used in this section:

“Immediate family” means the spouse and the unemancipated children of an individual.

“Interested party” means:

1.                                     The individual executing this Contract;

2.                                     An individual who has an interest of three percent (3%) or more of Contractor, if Contractor is not an individual; or

3.                                     Any member of the immediate family of an individual specified under subdivision 1 or 2.

“Department” means the Indiana Department of Administration.

“Commission” means the State Ethics Commission.

B.                               The Department may cancel this Contract without recourse by Contractor if any interested party is an employee of the State of Indiana.

C.                               The Department will not exercise its right of cancellation under section B, above, if the Contractor gives the Department an opinion by the Commission indicating that the existence of this Contract and the employment by the State of Indiana of the interested party does not violate any statute or rule relating to ethical conduct of State employees. The Department may take action, including cancellation of this Contract, consistent with an opinion of the Commission obtained under this section.

D.                              Contractor has an affirmative obligation under this Contract to disclose to the Department when an interested party is or becomes an employee of the State of Indiana. The obligation under this section extends only to those facts that Contractor knows or reasonably could know.

4.                                      Drug-Free Workplace Certification.

The Contractor hereby covenants and agrees to make a good faith effort to provide and maintain a drug-free workplace. The Contractor will give written notice to the State within ten (10) days after receiving actual notice that the Contractor or an employee of the Contractor in the State of Indiana has been convicted of a criminal drug violation occurring in the Contractor’s workplace. False certification or violation of this certification may result in sanctions including suspension of contract payments, termination of this Contract and/or debarment of contracting opportunities with the State for up to three (3) years, subject to the notice and cure provisions of Sections 11.01(i) and 7.02 of the Agreement.

In addition to the provisions of the above paragraphs, if the total contract amount set forth in this Contract is in excess of $25,000.00, Contractor hereby further agrees that this contract is expressly subject to the terms, conditions, and representations of the following certification:

This certification is required by Executive Order No. 90-5, April 12, 1990, issued by the Governor of Indiana. Pursuant to its delegated authority, the Indiana Department of Administration is requiring the inclusion of this certification in all contracts and grants from the State of Indiana in excess of $25,000.00. No award of a contract shall be made, and no contract, purchase order or agreement, the total amount of which exceeds $25,000.00, shall be valid, unless and until this certification has been fully executed by the Contractor and made a part of the contract or agreement as part of the contract documents.

The Contractor certifies and agrees that it will provide a drug-free workplace by:

A.                             Publishing and providing to all of its employees a statement notifying them that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor’s workplace, and specifying the actions that will be taken against employees for violations of such prohibition;

B.                               Establishing a drug-free awareness program to inform it’s employees of (1) the dangers of drug abuse in the workplace; (2) the Contractor’s policy of maintaining a drug-free workplace; (3) any available drug counseling, rehabilitation, and employee assistance programs; and (4) the penalties that may be imposed upon an employee for drug abuse violations occurring in the workplace;

C.                               Notifying all employees in the statement required by subparagraph (A) above that as a condition of continued employment, the employee will (1) abide by the terms of the statement; and (2) notify the Contractor of any criminal drug statute conviction for a violation occurring in the workplace no later than five (5) days after such conviction;

D.                              Notifying in writing the State within ten (10) days after receiving notice from an employee under subdivision (C)(2) above, or otherwise receiving actual notice of such conviction;

E.                                Within thirty (30) days after receiving notice under subdivision (C)(2) above of a conviction, imposing the following sanctions or remedial measures on any employee who is convicted of drug abuse violations occurring in the workplace: (1) taking appropriate personnel action against the employee, up to and including termination; or (2) requiring such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a federal, state or local health, law enforcement, or other appropriate agency; and

F.                                Making a good faith effort to maintain a drug-free workplace through the implementation of subparagraphs (A) through (E) above.

5.                                      Nondiscrimination.

Pursuant to IC 22-9-1-10 and the Civil Rights Act of 1964, the Contractor and its subcontractors shall not discriminate against any employee or applicant for employment in the performance of this Contract.  The Contractor shall not discriminate with respect to the hire, tenure, terms, conditions or privileges of employment or any matter directly or indirectly related to employment, because of race, color, religion, sex, disability, national origin or ancestry. Breach of this covenant may be regarded as a material breach of this Contract. The Contractor’s execution of this Contract also signifies compliance with applicable federal laws, regulations, and executive orders prohibiting discrimination in the provision of services based on race, color, national origin, age, sex, disability or status as a veteran. The provisions of this Section 5 are subject to the notice and cure provisions of Sections 11.01(i) and 7.02 of the Agreement.

NON-COLLUSION AND ACCEPTANCE

The undersigned attests, subject to the penalties for perjury, that he/she is the Contractor, or that he/she is the properly authorized representative, agent, member or officer of the Contractor, that he/she has not, nor has any other member, employee, representative, agent or officer of the Contractor, directly or indirectly, to the best of his/her knowledge, entered into or offered to enter into any combination, collusion or agreement to receive or pay, and that he/she has not received or paid, any sum of money or other consideration for the execution of this Contract other than that which appears upon the face of this Contract.

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In Witness Whereof, the Parties have, through duly authorized representatives, entered into this Lease. The Parties having read and understand the foregoing terms of the contract do by their respective signatures dated below hereby agree to the terms thereof.

Indiana Port Commission:		Aventine Renewable Energy-Mt Vernon, LLC

Signature:
Signature:	/s/ Steven Stemler
Printed Name:
Printed Name:	Steven Stemler
Title:
Title:	Designated Commissioner
Date:
Date:	10/30/06

Attest:	/s/ Jay K. Potesta

Printed Name:	Jay K. Potesta

Title:	10/30/06 Secretary Treasurer

Office of the Attorney General		Office of the Governor

/s/ Jason Thompson/Susan H. Gand for		/s/ Mitchell E. Daniels, Jr.
Steve Carter, Attorney General		Mitchell E. Daniels, Jr., Governor

Date:	1/19/07	1-24-2007

In Witness Whereof, the Parties have, through duly authorized representatives, entered into this Lease. The Parties having read and understand the foregoing terms of the contract do by their respective signatures dated below hereby agree to the terms thereof.

Indiana Port Commission:	Aventine Renewable Energy-Mt Vernon, LLC

	Signature:	/s/ John R. Gray
Signature:
	Printed Name:	John R. Gray
Printed Name:
	Title:	VP Logistics & Development
Title:
	Date:	10/31/06
Date:

Attest:

Printed Name:

Title:

Office of the Attorney General		Office of the Governor

/s/ Jason Thompson for		/s/ Mitchell E. Daniels, Jr.
Steve Carter, Attorney General		Mitchell E. Daniels, Jr., Governor

Date:	1/19/07	1-24-2007